                                                                       EXHIBIT 2

             CIVICBANK OF COMMERCE PROFIT SHARING RETIREMENT PLAN
             ----------------------------------------------------

Article                                                               Commencing
Number                           Description                           on Page
--------------------------------------------------------------------------------

     1.   NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION...........    1-1
     2.   DEFINITIONS..............................................    2-1
     3.   ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION...    3-1
     4.   CONTRIBUTIONS............................................    4-1
     5.   ALLOCATIONS OF CONTRIBUTIONS AND FORFEITURES.............    5-1
     6.   VESTING OF ACCOUNTS......................................    6-1
     7.   ALLOCATION OF TRUST INCOME OR LOSS.......................    7-1
     8.   PARTICIPANTS' ACCOUNTS...................................    8-1
     9.   DISTRIBUTIONS AND WITHDRAWALS............................    9-1
    10.   SERVICE..................................................   10-1
    11.   FIDUCIARY RESPONSIBILITY.................................   11-1
    12.   ADMINISTRATIVE COMMITTEE.................................   12-1
    13.   INVESTMENTS..............................................   13-1
    14.   TRUSTEE..................................................   14-1
    15.   AMENDMENT, TERMINATION AND MERGER........................   15-1
    16.   ASSIGNMENTS..............................................   16-1


              CIVICBANK OF COMMERCE PROFIT SHARING RETIREMENT PLAN
              ----------------------------------------------------

              (As Amended and Restated Effective January 1, 1989)

       THIS PLAN AND TRUST AGREEMENT is made and entered into by and between CIVICBANK OF COMMERCE (Employer) and BARCLAY SIMPSON, DENNIS M. FITZPATRICK, MARTHA F. PERRY, WILLIAM E. BROWN and HERBERT C. FOSTER (Trustees).

                                   ARTICLE 1
                                   ---------

                 NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION
                 ----------------------------------------------

         1.1  Plan Name
              ---------

              The Plan set forth in this Agreement shall be designated as the CIVICBANK OF COMMERCE PROFIT SHARING RETIREMENT PLAN.

         1.2  Effective Date
              --------------

               (a)  In General
                    ----------

                    The Effective Date of this amended and restated Plan and Trust Agreement shall be January 1, 1989.

               (b)  Specific Articles
                    -----------------

                    Notwithstanding the above, certain Articles within this Plan and Trust are effective as of the dates specified within those Articles. In addition, the following Articles have the following specific Effective Dates:

                    (i)     Article 2.51 shall be effective April l, 1993.
                    (ii)    Articles 2.52 and 7.4 shall be effective January 1,
                            1991.
                    (iii)   Article 6.4(a) shall be effective January 1, 1993.

         1.3  Purpose and History
              -------------------

               (a)  Purpose
                    --------

                    The Plan and Trust are intended to qualify as a profit sharing and 401(k) plan under Code Sections 401(a) and 501(a) and are created and maintained for the exclusive benefit of Eligible Employees of the Employer and their Beneficiaries to enable them to share in Employer profits, to provide Eligible Employees with a means to accumulate retirement savings, to provide retirement funds, and to provide benefits in the event of the death or Disability of the Employee.

                                     1-1

              (b)   History
                    -------

                    The original Plan and Trust Agreement was first effective January 1, 1987.

              (c)   Purposes of Restatement
                    -----------------------

                    The principal purpose of this amendment and restatement is to comply with the requirements of TRA '86 and all regulations in effect at the time of this amendment and restatement.

         1.4  Construction
              ------------

              The following miscellaneous provisions shall apply in the construction of this Trust Agreement:

              (a)    State Jurisdiction
                     ------------------

                     All matters respecting the validity, effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the State of California except where preempted by ERISA or other federal statutes.

              (b)   Gender
                    ------

                    Wherever appropriate, words used in the singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

              (c)   Application of ERSA and Code References
                    ---------------------------------------

                    All references to sections of ERISA or the Code, or any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the Government.

              (d)   Enforceable Provisions Remain Effective
                    ---------------------------------------

                    If any provision of this Plan and Trust shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

              (e)   Headings
                    --------

                    Headings are inserted for reference only and constitute no part of the construction of this Agreement.

         1.5  Employment Relationship Not Affected
              ------------------------------------

              Nothing in the Plan or Trust shall be deemed a contract between the Employer and any Employee, nor shall the rights or obligations of the Employer or any Employee to continue or terminate employment at any time be affected hereby.

         1.6  Terminated Participants Not Affected
              ------------------------------------

              Notwithstanding anything to the contrary herein, the rights and remedies, if any, of any person hereunder shall be determined as of the date his participation ceased or the date he ceased to be an Eligible

                                      1-2

Employee, whichever occurs first, and shall be based on the terms and conditions of the Plan in effect on such date, without regard to any changes made by Articles which have specific effective dates, subsequent to such date.

                                      1-3

                                   ARTICLE 2

                                  DEFINITIONS
                                  -----------

Definitions
-----------

       Terms which are used only in a single Article (beginning with Article 3) are generally defined at the beginning of that Article. Article 2.53 lists the terms so defined. The following words and phrases are used throughout this Trust Agreement and are defined below:

         2.1  "Account" means the aggregate of all records maintained by the
              ---------
Committee for purposes of determining a Participant's or Beneficiary's interest in the Trust Fund and shall include the Employer Account and Employee Account, as adjusted by such other amounts properly credited or debited to such Account. Each sub-account is defined alphabetically in Article 2.

         2.2  "Adjustment Factor" means the cost of living factor prescribed by
              -------------------
the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary shall provide.

         2.3  "Affiliated Employer" means any corporation which is a member of a
              ---------------------
controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

         2.4  "Allowable Compensation" for purposes of determining the Top-Heavy
              ------------------------
minimum contributions, and for purposes of determining the limitations on allocations pursuant to Article 5.3, means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer or an Affiliated Employer during a Limitation Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding amounts which are contributed to a retirement plan, deferred compensation plan or other plan and which are not included as taxable income for such year, or amounts which are not deemed to be income for current services rendered such as amounts realized from the sale, exercise or exchange of Employer stock or stock options. Allowable Compensation shall not include amounts which a Participant elected to have the Employer contribute on his behalf for the Fiscal Year as a salary deferral contribution under Article 4.5.

         2.5  "Alternate Payee" means any spouse, former spouse, child or other
              -----------------
dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

                                     2-l

         2.6  "Beneficiary" means any person designated by a Participant to
              -------------
receive benefits upon the death of such Participant, subject to the provisions of Article 3.3.

         2.7  "Break in Service" means for purposes of Article 6, a Fiscal Year
              ------------------
in which an Employee of the Employer and an Affiliated Employer is credited with no Hours of Service.

         2.8  "Code" means the Internal Revenue Code of 1986, as amended (and
              ------
regulations issued thereunder).

         2.9  "Committee" means the Administrative Committee designated under
              -----------
Article 12.

         2.10  "Date of Hire" means the date on which an Employee first performs
               --------------
an Hour of Service for the Employer. The Date of Hire for former Employees of Meridian National Bank will be the later of (1) their date of hire with Meridian National Bank, or (2) December 17, 1984. The Date of Hire for former employees of any company acquired by CivicBank of Commerce will be the later of (1) their Date of Hire with such acquired company, or (2) December 17, 1984.

         2.11  "Deferred Retirement Date" means the date of actual retirement
               --------------------------
from the Employer by a Participant who remains in the employ of the Employer after attaining his Normal Retirement Date.

         2.12  "Determination Date" means, with respect to any Fiscal Year, the
               --------------------
last day of the preceding Fiscal Year.

         2.13  "Disability" means the permanent incapacity of a Participant,
               ------------
by reason of physical or mental illness, to perform his usual duties for the Employer, resulting in termination of his service with the Employer. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

         2.14  "Eligible-Employee" has the meaning set forth in Article 3.1.
               -------------------

         2.15  "Eligible Participant" means:
               ----------------------

               (a) An Eligible Employee who completed at least 1,000 Hours of Service in the Fiscal Year and who is an Employee and a Participant on the last day of the Fiscal Year; or

               (b) A Participant who was an Eligible Employee and who terminated employment during the Fiscal Year due to death or Disability, or after having reached his Normal Retirement Date; or

               (c) In the event the Plan does not otherwise meet the coverage requirements of Code Section 410(b) for a Fiscal Year, and to the extent the Committee determines it necessary to meet such requirements, each other Eligible Employee who:

                   (i)   Is a Participant at any time during the year, and/or

                   (ii) Completed a number of Hours of Service (as determined by the Committee) during the Fiscal Year, which is less than 1,000; or

                                      2-2

                (d) An Eligible Employee who was a Participant at any time during the Fiscal Year but did not meet the requirements of (a) or (b) above, but only for purposes of Articles 4.1(a) and/or 4.1(b)

          2.16  "Employee" means any person in the Service of the Employer
                ----------
including officers, but excluding directors who are not in the Employer's employ in any other capacity. Sub-categories of "Employee" are defined alphabetically in Article 2.

          2.17  "Employee Account" means that portion of an Account attributable
                ------------------
to a Participant's Salary Deferral Account and Rollover Account.

          2.18  "Employer" means CIVICBANK OF COMMERCE, and such of its
                ----------
successors or assigns as may expressly adopt this Plan and Trust Agreement and agree in writing to continue this Plan and Trust.

          2.19  "Employer Account" means that portion of an Account attributable
                ------------------
to Employer contributions and Forfeitures. A Participant's Employer Account shall include such Participant's Matching Account, Non-Elective Account and Profit Sharing Account.

          2.20  "Entry Date" means January 1, 1989 and each succeeding July 1
                ------------
and January 1. The Entry Date for former employees of a company acquired by the Employer will be the date of acquisition of such company, or the date such employee meets the eligibility requirements in Article 3.2, if later.

          2.21  "ERISA" means the Employee Retirement Income Security Act of
                -------
1974 and regulations issued thereunder.

          2.22  "Fiscal Year" means the accounting year of the Plan and Trust,
                -------------
which is the 12-consecutive month period ending December 31.

          2.23  "Forfeiture" is described in Article 6.4(a).
                ------------

          2.24  "General Trust Fund" means that portion of the Trust Fund other
                --------------------
than property and income held as or for segregated Accounts or under separate investment funds under the provisions of this Trust Agreement.

          2.25  "Hour of Service" has the meaning set forth in Article 10.l(b).
                -----------------

          2.26  "Inactive Participant" means a Participant who remains an
                ----------------------
Employee, but who ceases to be an Eligible Employee because of a change in employment status. Accounts of Inactive Participants shall share in allocations of contributions and Forfeitures to the extent provided in Article 5, and such Accounts shall continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article 7. Inactive Participants shall not be permitted to have salary deferral contributions made on their behalf.

          2.27  "Key Employee" means, with respect to a Fiscal Year, any
                --------------
Employee or former Employee (including any deceased Employee) who at any time during the "testing period", consisting of the Fiscal Year containing the Determination Date and the four preceding Fiscal Years, is or was:

                (a)   Officer
                      -------

                      An officer, or an Employee with the authority of an officer, of the Employer with Testing Compensation of more than 50% of the applicable dollar limit under Code Section 415(b)(1)(A) for

                                      2-3
the applicable Fiscal Year. However, no more than 50 Employees (or if less, the greater of 3 Employees or 10% of the total number of Employees, including Leased Employees, who performed services for the Employer at any time during the "testing period") shall be treated as officers. In addition, such Employees who meet the requirements of this paragraph and who had the largest annual Testing Compensation from the Employer in any Fiscal Year during the "testing period" shall first be counted as officers, without regard to whether they are Key Employees for any other reason; or

              (b)    Owner
                     -----

                     (i)    A 5% owner; or

                     (ii) A 1% owner with annual Testing Compensation from the Employer for the applicable Fiscal Year of more than $150,000;

                     (iii) A 1/2% owner who (1) is one of the 10 Employees who have the largest ownership interest in the Employer, (2) has annual Testing Compensation from the Employer which is greater than the dollar limitation under Code Section 415(c)(1)(A) for the applicable Fiscal Year, and (3) does not meet the criteria in (i) or (ii). For purposes of this (iii), if two Employees have the same ownership interest in the Employer during the "testing period", then the Employee with the greater annual Testing Compensation from the Employer for the Fiscal Year during which the ownership interest existed shall be considered to have a larger ownership interest in the Employer.

              (c)    Beneficiary
                     -----------

                     A Beneficiary of a deceased Key Employee shall be considered to be a Key Employee, and a Beneficiary of a deceased Non-Key Employee shall be considered a Non-Key Employee. Notwithstanding the above, the Committee shall be guided by the Code in determining Key Employees for any Fiscal Year and shall maintain records adequate to determine Key Employees for any Fiscal Year.

          2.28  "Leased Employee" means any individual who would not otherwise
                -----------------
be considered an Employee but who has provided services to the Employer of a type historically performed by employees in the Employer's field of business, pursuant to an agreement between the Employer and any other entity, on a substantially full-time basis for a period of at least one year. However, Leased Employees will not be considered Employees if they constitute less than 20% of the Employer's Non-Highly Compensated Employees and if they are covered by a plan described in Code Section 414(n)(5).

          2.29  "Matching Account" means that portion of an Account attributable
                ------------------
to Employer matching contributions and attributable Forfeitures.

          2.30  "Non-Elective Account" means that portion of an Account
                ----------------------
attributable to the Employer's non-elective contributions as provided in
Article 4.6.

          2.31  "Non-Key Employee" means any Employee who is not a Key Employee,
                ------------------
including Employees who are former Key Employees.

                                      2-4

          2.32  "Normal Retirement Date" means the date of a Participant's 65th
                ------------------------
birthday.

          2.33  "Owner" means any person who owns (within the meaning of Code
                -------
Sections 318 and 416(i)(1)(B)), or has owned within the four Fiscal Years prior to the Fiscal Year under consideration, a portion of the outstanding stock or voting power of the Employer. The ownership percentage of a "5%" Owner means greater than a 5% interest, that of a "1%" Owner means greater than a 1% interest and that of a "1/2%" Owner means greater than a 1/2% interest.

          2.34  "Participant" means any Employee or former Employee who has
                -------------
entered the Plan in accordance with Article 3, and whose Account, if any, hereunder has not subsequently been liquidated.

          2.35  "Plan" means the Plan created by this Agreement.
                ------

          2.36  "Plan Administrator" means the Administrative Committee.
                --------------------

          2.37  "Plan Compensation" for any Fiscal Year, for purposes of
                -------------------
Article 5.2 and Article 4.5 means all amounts paid or accrued by the Employer to an Eligible Employee while a Participant with respect to services rendered during such Fiscal Year including all amounts contributed by the Employer pursuant to a salary reduction agreement which are not includable in the Employee's gross income under Code Section 125, 402(a)(8), 402(b) or 403(b), but excluding bonuses. Notwithstanding the above, Plan Compensation shall not exceed $200,000 (multiplied by the Adjustment Factor). The total of the Plan Compensation received by (1) a highly compensated employee (as defined in Code
Section 414(q)) who is one of the 10 most highly compensated Employees, and/or a 5% Owner, (2) his spouse, and (3) his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 (multiplied by the Adjustment Factor).

          2.38  "Profit Sharing Account" means that portion of an Account
                ------------------------
resulting from Employer profit sharing contributions and attributable
Forfeitures.

          2.39  "Qualified-Domestic Relations Order" ("QDRO") has the meaning
                ---------------------------------------------
set forth in Code Section 414(p).

          2.40  "Rollover Account" means that portion of an Account attributable
                ------------------
to an Employee's rollover contributions and to the direct transfer of benefits to this Plan from another qualified plan on an Employee's behalf.

          2.41  "Salary Deferral Account" means that portion of an Account
                -------------------------
attributable to salary deferral contributions.

          2.42  "Service" has the meaning set forth in Article 10.
                ---------

          2.43  "Spousal Consent" means the revocable written consent of the
                -----------------
Participant's spouse to an action taken by the Participant hereunder which requires such consent under the terms of the Plan; provided that:

                      (i) Such consent shall acknowledge the Beneficiary designated by the Participant and the effect of such consent;

                                      2-5

                      (ii) Any change in the designated Beneficiary, other than to make the spouse the Beneficiary of 100% of the Participant's vested Account, shall require a new spousal consent;

                      (iii) Such consent shall be effective only with respect to that spouse;

                      (iv) Such consent shall be witnessed by a Plan representative or a notary public; and

                      (v) Such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse or, (2) the spouse cannot be located, or (3) such other circumstances exist as may be prescribed by applicable regulations.

          2.44  "TEFRA" means the Tax Equity and Fiscal Responsibility Act of
                -------
1982.

          2.45  "Testing Compensation" for purposes of determining (1) whether
                ----------------------
an Employee is a Key Employee, (2) whether an Employee is a Highly Compensated Employee, and (3) each Participant's Contribution Percentage and Deferral Percentage pursuant to Articles 4.1(c) and 4.1(d), means Allowable
Compensation, adjusted at the discretion of the Plan Administrative Committee, as follows:
                (a) Amounts contributed by the Employer pursuant to a salary reduction agreement which are not includable in the Employee's income under Code
Section 125, 402(a)(8), 402(h) or 403(b) may be included.

                (b) Amounts attributable to periods during which an individual was not eligible to be a Participant may be excluded for purposes of determining his Contribution Percentage and Deferred Percentage under Article 4.1(c) and
Article 4.1(d).

Testing Compensation shall not exceed $200,000 (multiplied by the Adjustment Factor). The total of the Testing Compensation received by (1) a highly compensated employee in a group consisting of the 10 most highly compensated Employees and/or a 5% Owner and (2) his spouse, and (3) his lineal descendants who have not attained the age of 19 by the end of the Fiscal Year, shall not exceed $200,000 (multiplied by the Adjustment Factor).

          2.46  "Top-Heavy Plan" means the Plan during each Fiscal Year in which
                ----------------
the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year. For purposes of determining the value of Employees' Accounts in the Plan, the following shall be excluded: (1) rollover contributions from a non-related employer; (2) the Accounts of Participants who have not performed any services for the Employer within the five year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year. For purposes of determining the aggregate value of Accounts and/or accrued benefits under this Article, distributions made

                                      2-6
within a 5 year period ending on the Determination Date shall be included to the extent required by applicable law and regulation.

                (a) Required Aggregation To Determine Top-Heaviness
                    -----------------------------------------------

                    If a Key Employee is a Participant in this Plan for any Fiscal Year and the Employer maintains or has maintained any other plans (including terminated plans), (1) in which a Key Employee is or was a participant within the 5 year period ending on the Determination Date, or (2) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410(b) for any Fiscal Year, then this Plan's top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of participants in this Plan and all other such plans.

                (b) Permissive Aggregation To Determine Top-Heaviness
                    -------------------------------------------------

                    If the Employer maintains or has maintained any plans (including terminated plans) other than one described in (a) above, the Committee may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410(b) would continue to be met by treating this Plan, any plan that must be aggregated with the Plan under (a) above and any other plan referred to in this sentence as one unit.

In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this Article, the Committee shall be guided by the provisions of the Code, including but not limited to Code Section 416(g)(3)(B).

          2.47  "TRA '86" means the Tax Reform Act of 1986.
                ---------

          2.48  "Trust" means the legal entity created by this Trust Agreement
                -------
as part of the Plan.

          2.49  "Trust Agreement" means this Agreement.
                -----------------

          2.50  "Trust Fund" means all property and income held by the Trustee
                ------------
under the Trust Agreement.

          2.51  "Trustee" means BARCLAY SIMPSON, DENNIS M. FITZPATRICK, MARTHA
                ---------
F. PERRY, WILLIAM E. BROWN and HERBERT C. FOSTER and any duly appointed successor, as provided in Article 14.

          2.52  "Valuation Date" means each June 30th and December 31st, and
                ----------------
such additional dates as may be added by the Board. Valuation Date will also include any other date as may be designated as provided in Article 7 for the revaluation of Participants' Accounts.

          2.53  List of Terms Defined Elsewhere:              Article
                --------------------------------              -------

                (a)  "Annual Addition"                          5.1
                      ---------------
                (b)  "Average Contribution Percentage"          4.1
                      -------------------------------
                (c)  "Average Deferral Percentage"              4.1
                      ---------------------------
                (d)  "Contribution Percentage"                  4.1
                      -----------------------

                                      2-7

                (e)  "Deferral Percentage"                    4.1
                      -------------------
                (f)  "Eligibility Computation Period"         3.1
                      ------------------------------
                (g)  "Eligible Employee"                      3.1
                      -----------------
                (h)  "Excess Contribution"                    4.1
                      -------------------
                (i)  "Excess Deferrals"                       4.1
                      ----------------
                (j)  "Family Group"                           4.1
                      ------------
                (k)  "Highly Compensated Employee"            4.1
                      ---------------------------
                (l)  "Limitation Account"                     5.1
                      ------------------
                (m)  "Limitation Year"                        5.1
                      ---------------
                (n)  "Non-Highly Compensated Employee"        4.1
                      -------------------------------

                                      2-8

                                   ARTICLE 3
                                   ---------

             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION
             ------------------------------------------------------

         3.1  Definitions
              -----------

              (a)  "Eligible Employee" means any Employee, except an Employee
                   -------------------
whose compensation and conditions of employment are established by the terms of a collective bargaining agreement to which the Employer is a party and which does not specifically provide for coverage of such Employee under the Plan.

              (b)  "Eligibility Computation Period" means the 12 consecutive
                   --------------------------------
month period beginning with the Employee's Date of Hire. Subsequent Eligibility Computation Periods shall change to the Fiscal Year, starting with the Fiscal Year next following the Employee's Date of Hire.

         3.2  Participation
              -------------

              (a)  Continuing Plan Participation
                   -----------------------------

                   Each individual who was an Eligible Employee and a Participant in the Plan immediately preceding the effective date of this amendment and restatement shall continue to be a Participant on such effective date.

              (b)  Plan Entry
                   ----------

                   Each other Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following the last day of the Eligibility Computation Period in which he completes 1,000 Hours of Service.

         3.3  Beneficiary Designation
              -----------------------

              (a)  Designation Procedure
                   ---------------------

                   Each Eligible Employee, upon becoming a Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death. A Participant may change his Beneficiary designation at any time. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all previously filed Beneficiary designations.

              (b)  Spousal Consent
                   ---------------

                   In the event that a married Participant wishes to designate a Beneficiary other than his spouse for any portion of his vested Account, such designation shall include Spousal Consent.

                                      3-l

              (c)  Lack of Designation
                   -------------------

                   In the absence of a valid designation by an unmarried Participant or if no designated Beneficiary survives an unmarried Participant, his interest shall be distributed to his estate. In the absence of a valid designation by a married Participant or if no designated Beneficiary survives a married Participant, his interest shall be distributed to his surviving spouse, or if there is no surviving spouse, then to his estate.

         3.4  Change from Ineligible to Eligible Employee
              -------------------------------------------

              An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he is no longer excluded, provided that the requirements of Article 3.2 have been satisfied, but not earlier than the Entry Date on which he would have entered the plan had he not been excluded under Article 3.1.

         3.5  Former Employee Rehired
              -----------------------

              A former Employee who had completed the eligibility requirements of Article 3.2 with the Employer and who is reemployed by the Employer shall become a Participant as of the date of reemployment as an Eligible Employee, but not earlier than the Entry Date on which he would have entered the Plan had his employment not terminated.

         3.6  Committee Determines Eligibility
              --------------------------------

              Compliance with the eligibility requirements shall be determined by the Committee, which shall also inform each Employee of his becoming a Participant. The Committee shall provide each Participant with a summary plan description not later than 90 days following the date he enters the Plan or within such other period as may be prescribed by applicable law or regulation.

                                      3-2

                                   ARTICLE 4
                                   ---------

                                 CONTRIBUTIONS
                                 -------------

         4.1  Definitions
              -----------

              (a) "Average Contribution Percentage" ("ACP") means the average of
                  -----------------------------------------
the Contribution Percentages of a group of Eligible Participants.

              (b) "Average Deferral Percentage" ("ADP") means the average of
                  -------------------------------------
the Deferral Percentages of a group of Eligible Participants.

              (c) "Contribution Percentage" means the ratio (expressed as a
                  -------------------------
percentage) of (i) the matching contributions allocated to a Participant's Accounts for such Fiscal Year, to (ii) his Testing Compensation for such Fiscal Year. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (d) "Deferral Percentage" means the ratio (expressed as a
                  ---------------------
percentage) of (i) the contributions made under the Plan to a Participant's Salary Deferral and Non-Elective Accounts for such Fiscal Year, including Excess Deferral Amounts, to (ii) such Participant's Testing Compensation for such Fiscal Year. The determination and treatment of the Deferral Percentage of any Participant shall also satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (e) "Excess Contributions" mean salary deferral contributions that
                  ----------------------
exceed those permitted by the non-discrimination tests in Article 4.6.

              (f) "Excess Deferrals" mean salary deferral contributions for a
                  ------------------
calendar year that exceed the dollar limit provided under Article 4.5(a). If salary deferral contributions are made on behalf of a Participant under two or more plans during a calendar year and the sum of these amounts exceed the dollar limit in Article 4.5(a), then the Committee shall establish a claims procedure so that the Participant can designate the amounts and the plans from which such Excess Deferrals shall be returned. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than the following April 15th; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such Excess Deferrals are not distributed, the amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

              (g) "Family Group" means a group of two or more Participants which
                  --------------
includes a 5% Owner and/or one of the 10 most Highly Compensated Employees, and one or more of his family members.

                                      4-1

For this purpose, a Participant's family members include his spouse, his lineal ascendants and descendants and spouses of such lineal ascendants and descendants.

              (h)  "Highly Compensated Employee ("HCE")" for a Fiscal Year
                   -------------------------------------
includes:

                   (i)   A 5% Owner in the current or the preceding Fiscal Year;

                   (ii) An Employee whose Testing Compensation exceeds $75,000 (multiplied by the Adjustment Factor) in the current or the preceding Fiscal Year;

                   (iii) An Employee (A) whose Testing Compensation exceeds
               $50,000 (multiplied by the Adjustment Factor) in the current Fiscal Year, and (B) who is currently a member of the Top Paid Group, or (C) who met both of the requirements of (A) and (B) in the preceding Fiscal Year;

                   (iv) An officer described in Article 2.27(a). If no officer meets the compensation requirement of Article 2.27(a) and this
               Article 4.1(h), then the highest paid officer shall be treated as a Highly Compensated Employee regardless of his Testing Compensation.

Notwithstanding the foregoing, an Employee who is not a 5% Owner in the current or the preceding Fiscal Year, who is not in the top 100 Employees of the Employer when ranked by Testing Compensation in the current Fiscal Year and who was not a HCE in the preceding Fiscal Year will not be considered a HCE in the current year. The Employer may elect to determine who is a HCE on the basis of the calendar year coinciding with or ending within the current Fiscal Year. If this election is made, then this Article 4.1(h) will apply only to the current Fiscal Year and not to the preceding Fiscal Year.

              "Top Paid Group" for a Fiscal Year is equal to 20% of the total
              ----------------
number of Employees of the Employer for the Fiscal Year. In determining the total number of Employees for such year, the following Employees may be excluded:

              (1) Those who have not completed six months of service at the end of such year;

              (2)  Those who normally work less than 17-1/2 hours per week;

              (3)  Those who normally work less than six months per year;

              (4)  Those who have not reached their 21st birthday;

              (5)  Non-resident aliens; and

              (6) Collectively bargained Employees, provided that this exclusion may be used only if at least 90% of the Employees of the Employer are covered by bona fide collective bargaining agreements.

The Top Paid Group will be determined by listing all of the Employees of the Employer (including those excluded above) in descending order by Testing Compensation and selecting the 20% of the total number of Employees as determined above who are the highest paid. An Employee may be in the Top Paid Group even though he falls in

                                      4-2
one of the groups which have been excluded in determining the number of Employees. The resolution of any ambiguity relating to the determination of HCE(s) shall be based on IRS regulation 1.414(q).

              (i) "Non-Highly Compensated Employee" ("Non-HCE") means an
                  ---------------------------------------------
Employee who is not a Highly Compensated Employee.

         4.2  Employer Contributions
              ----------------------

              (a) Employer Profit Sharing Contributions
                  -------------------------------------

                  As of the last day of each Fiscal Year, the Employer may make a profit sharing contribution to the Trust in such amount as is determined by the Employer. The profit sharing contribution shall be reduced, if necessary by any amounts in Limitation Accounts under Article 5 attributable to profit sharing contributions. These contributions will be allocated to Participants' Profit Sharing Accounts as provided in Article 5.2.

              (b) Non-Elective Contributions
                  --------------------------

                  The Employer may make non-elective contributions in accordance with Article 4.6(b), which shall be allocated to Participants' Non-Elective Accounts.

              (c) Employer Matching Contributions
                  -------------------------------

                  As of the last day of each Fiscal Year, the Employer may make a matching contribution to the Trust which, when combined with amounts in Limitation Accounts under Article 5 and Forfeitures under Article 6 attributable to matching contributions, shall be sufficient, in total, to provide an allocation equal to a stated percentage of the salary deferral contributions made for each Eligible Participant for the Fiscal Year, as determined by the Board. These contributions will be allocated to Participants' Matching Accounts in accordance with this Article.

              (d) Restoration Contributions
                  -------------------------

                  The Employer shall make the contributions required to restore the Accounts of Participants as described in Article 5.4 and Article 6. These contributions will be allocated in accordance with their purpose.

              (e) Top-Heavy Minimum Contributions
                  -------------------------------

                  For any Fiscal Year during which the Plan is a Top-Heavy Plan, the sum of the Employer's profit sharing contributions, non-elective contributions, and Forfeitures allocated on behalf of each Participant who is a Non-Key Employee but is employed by the Employer as an Eligible Employee on the last day of the Fiscal Year shall not be less than the lesser of:

                  (i) 3% of the Allowable Compensation paid or accrued to such Employee during the Fiscal Year; or

                  (ii) The highest percentage of Allowable Compensation which is allocated during the Fiscal Year on behalf of any Key Employee in the aggregate:

                                      4-3

                             (1) To his Employer Account under Article 5.2 of
              this Plan; and

                             (2) To his Salary Deferral Account under this Plan;
              and

                             (3) From contributions by the Employer to his
              account in any other defined contribution plan.

To the extent that these minimum allocations are not provided by other provisions of this Plan, the Employer shall make a minimum contribution in an amount which is determined to meet the requirements of this Article 4.2(e), which shall be allocated to the Accounts of Participants who are Non-Key Employees to carry out the purpose of this Article.

         4.3  Timing of, Limitations on and Return of Employer Contributions
              --------------------------------------------------------------

              (a) Amount and Timing of Contributions
                  ----------------------------------

                  Employer contributions shall not exceed an amount which is estimated to constitute the maximum allowable deduction under Code Section 404(a). Employer contributions shall be paid to the Trustee on or prior to the last day for filing the Employer's federal income tax return for such year, including any extensions of time granted for such filing. Contributions shall be made in cash.

              (b) Contribution Limited by Code Section 401(a)(4)
                  ----------------------------------------------

                  In any year in which it is necessary that the Plan comply with the anti-discrimination requirements of Code Section 401(a)(4), and these requirements would not otherwise be met in such year, the profit sharing and/or matching contributions in Article 4.2 shall be restricted to such amount as would cause the Plan to comply with Code Section 401(a)(4).

              (c) Return of Employer Contributions
                  --------------------------------

                  If an amount is contributed by the Employer due to a mistake of fact, the Employer shall be entitled to recover such amount within one year of the date such contribution is made. Unless otherwise provided in a resolution of the Board, any amounts contributed by the Employer which are disallowed as a deduction under Code Section 404 shall be returned to the Employer within one year of the date such deduction is disallowed. Trust income attributable to the amount to be recovered shall not be paid to the Employer, but Trust loss attributable thereto shall reduce such amount.

         4.4  Participants' Voluntary Contributions
              -------------------------------------

              The Plan shall accept no voluntary contributions.

         4.5  Salary Deferral Contributions
              -----------------------------

              (a) General Rules
                  -------------

                  Each Participant may elect in writing to have the Employer make salary deferral contributions on his behalf in an amount from 1% to 12% of such Participant's Plan Compensation. Subject to the Committee's approval, each Participant may elect to have the Employer make an additional salary deferral

                                      4-4
contribution on his behalf during the Fiscal Year in a discretionary amount specified each year. Notwithstanding the foregoing, effective January 1, 1987, no more than $7,000 (multiplied by the Adjustment Factor) of salary deferral contributions may be made on behalf of any Participant during any calendar year.

              (b) Administrative Guidelines
                  -------------------------

                  The Committee has the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which salary deferral contributions shall be made, as well as the manner and method by which salary deferral contributions may be changed or discontinued temporarily or permanently. All salary deferral contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Plan Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Employer within a reasonable period following the date of deduction, but in no event later than 90 days after the date on which such salary would otherwise have been paid. All salary deferral contributions shall be credited to such Participant's Salary Deferral Account and shall be treated as Employer profit sharing contributions for purposes of their deductibility and tax treatment under the Code.

         4.6  Nondiscrimination Tests For Elective Deferrals
              ----------------------------------------------

              (a) General Rule
                  ------------

                  The Deferral Percentages for any Fiscal Year shall satisfy the table below:

                        If ADP of                Then, ADP of
                  Eligible Participants      Eligible Participants
                    Who Are NON-HCE(s)          Who Are HCE(s)
                           is:                  Cannot Exceed:
                  ---------------------      ---------------------
                           (1)                        (2)
                  Less than 2%               Two times column (1)
                                             ADP

                  2% but less than 8%        Column (1) ADP plus
                                             2%

                  8% or greater              1.25 times column (1)
                                             ADP

provided that:

                      (i) A single Deferral Percentage shall apply to all members of a Family Group and shall be determined by totaling the amounts credited to the Salary Deferral Accounts of all members of the Family Group and dividing by the sum of the Testing Compensation received by such members.

                                      4-5

                      (ii) Amounts allocated to a Participant's Non-Elective Account for a Fiscal Year may be included in computing his Deferral Percentage.

                      (iii) Amounts added to a Participant's Employer Matching Account which meet the requirements of Code Section 401(k)(2)(B) and (C) may be included in computing his Deferral Percentage.

                      (iv) The Deferral Percentage for any Employee who is a Participant under two or more Code Section 401(k) arrangements of the Employer shall be the sum of the Deferral Percentages for such Employee under each of such arrangements.

                      (v) In the event that one or more other plans are aggregated with this Plan to satisfy Code Sections 401(a)(4) and 410(b), this Article 4.6(a) shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year.

              (b) Corrective Actions
                  ------------------

                      (i) If the salary deferral contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.6 then the Committee may, at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

                          (1) Reduce salary deferral contributions made on
              behalf of Participants who are HCE(s) for the remainder of the Fiscal Year; or

                          (2) Return Excess Contributions to the affected
              Participants in accordance with Article 4.6(d).

                      (ii) The Employer may make a non-elective contribution for any Fiscal Year. Such contribution shall be allocated to the Non-Elective Accounts of a group of Eligible Participants who are Non-HCE's and who are selected on a basis that is not prohibited by law or by regulation. Each Participant who is entitled to share in such contribution for a Fiscal Year may receive the same dollar allocation or may receive an allocation in the same ratio to such contribution as his Testing Compensation bears to the Testing Compensation of all those eligible for such an allocation, at the discretion of the Employer.

              (c) Determination of Excess Contributions
                  -------------------------------------

                      (i) The maximum Deferral Percentage for a Participant who is a HCE is calculated by reducing the Deferral Percentage of the HCE with the highest Deferral Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination test in Article 4.6(a), or (2) cause such HCE's Deferred Percentage to equal the Deferral Percentage of the HCE with the next

                                      4-6
       highest Deferral Percentage. This process will be repeated as necessary until the Plan satisfies the non-discrimination test in Article 4.6(a).

                      (ii) The reduction of the Deferral Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the amounts allocated to the Salary Deferral Account of each member of the Family Group.

                      (iii) A HCE's Excess Contribution is equal to the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral Account for such Fiscal Year, and (2) the amount determined by multiplying the maximum Deferral Percentage calculated in (i) by such HCE's Testing Compensation.

              (d)     Corrective Payments
                      -------------------

                      (i)   Payment of Excess Deferrals
                            ---------------------------

                            Notwithstanding any other provision of the Plan, Excess Deferral Amounts plus any income or less any loss allocable thereto, as determined under Article 4.8, may be paid to Participants who have such Excess Deferrals for a calendar year no later than the following April 15th. If not paid by such date, these amounts must remain in the Participant's Account until otherwise withdrawable or payable under the terms of the Plan. Because of the double income tax treatment that a Participant will encounter if these amounts are not returned to him by the following April 15th, the Committee shall make every effort to meet this deadline.

                      (ii)  Payment of Excess Contributions
                            -------------------------------

                            Notwithstanding any other provision of the Plan, Excess Contributions, plus any income or less any loss allocable thereto, as determined in Article 4.8, shall be paid in accordance with the following procedures:

                            (1) Excess Contributions for a Fiscal Year shall be
               paid to Participants on whose behalf such Excess Contributions were made, no later than the last day of the succeeding Fiscal Year.

                            (2) The Excess Contributions which would otherwise
               be paid shall be reduced, in accordance with regulations, by any Excess Deferral Amounts paid to the Participant.

                            (3) Payments under this Article 4.6(d) shall be made
               from the Participant's Salary Deferral Account.

         4.7  Nondiscrimination Tests For Employer Matching Contributions
              -----------------------------------------------------------

              (a)    General Rule
                     ------------

                     Employer matching contributions for any Fiscal Year shall satisfy the table below:

                                      4-7

                        If ACP of                Then, ACP of
                  Eligible Participants      Eligible Participants
                    Who are Non-HCE(s)           Who Are HCE(s)
                           is:                   Cannot Exceed:
                  ---------------------      ---------------------
                           (1)                       (2)
                  Less than 2%               Two times column (1)
                                             ACP

                  2% but less than 8%        Column (1) ACP plus
                                             2%

                  8% or greater              1.25 times column (1)
                                             ACP

provided that:

                      (i) A single Contribution Percentage shall apply to all members of a Family Group and shall be determined by totaling the amounts credited to the Matching Accounts of all members of the Family Group and dividing by the total of the Testing Compensation received by such members.

                      (ii) Any amounts allocated to Participants' Non-Elective Accounts for a Fiscal Year and not used to meet the tests in Article 4.6 shall be included in the Contribution Percentage.

                      (iii) Any matching contributions which have been used to meet the tests in Article 4.6 must be subtracted from the matching contributions used to determine the Contribution Percentage.

                      (iv) The Contribution Percentage for any Employee who is a Participant under two or more Code Section 401(m) arrangements of the Employer shall be the sum of the Contribution Percentages for such Employee under such arrangements.

                      (v) In the event that one or more other plans are aggregated with this Plan to satisfy the requirements of Code Sections 401(a)(4) and 410(b) this Article 4.7 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year.

              (b) Multiple Use of Alternative Limitation
                  --------------------------------------

                  If the provisions of Articles 4.6 and 4.7 apply to one or more HCE(s) and if both the ADP and the ACP of HCE(s) exceed the corresponding ADP and ACP of Non-HCE(s) multiplied by 1.25, then an additional non-discrimination test must be met, as follows:

                                      4-8

                      (i) The sum of the ADP and ACP of Eligible Participants who are HCE(s) shall not exceed the sum of A & B; where A = 1.25 times the greater of the ADP or the ACP of Eligible Participants who are Non-HCE(s), and B = two times the smaller of the ADP or ACP of Eligible Participants who are Non-HCE(s) or, if less, two percent plus such smaller percentage.

                      (ii) The ACP(s) and ADP(s) used in this Article 4.7(b) shall be determined after any corrective distributions have been made of Excess Deferrals, Excess Contributions, and excess matching contributions.

                      (iii) Notwithstanding the provisions of (i) above, the words "greater" and "smaller" in (i) above may be transposed.

              (c)  Corrective Actions
                   ------------------

                      (i) If the matching contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.7, the Committee may at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

                         (1) Reduce the salary deferral contributions that
               would otherwise be permitted for HCE's for the remainder of the Fiscal Year and the matching contributions that would have been made based on such salary deferral contributions.

                         (2) Reduce the matching contributions that would
               otherwise be made for HCEs in an amount necessary to meet the nondiscrimination tests under Article 4.7(a) or (b).

                         (3) Pay any fully vested matching contributions to
               the affected HCE(s), as provided in Article 4.7(e).

                         (4) Forfeit as necessary any non-vested matching
               contributions that were made on behalf of the affected HCE(s).

                      (ii) If salary deferral contributions for any year would otherwise cause the Plan to fail to meet the multiple use of alternative limitation provisions of (b) above, procedures similar to those detailed in Article 4.6(b), (c) and (d) shall be used to bring the Plan into compliance with such provisions; provided that recharacterization shall not be permitted. Any salary deferral contributions which must be returned to Participants pursuant to this Article 4.7(c) shall be considered Excess Contributions for purposes of this Plan.

              (d)  Determination of the Amount of Excess Matching Contributions
                   ------------------------------------------------------------

                      (i) The maximum Contribution Percentage for a Participant who is a HCE is calculated by reducing the Contribution Percentage of the HCE with the highest Contribution Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination tests in Articles

                                      4-9

       4.7(a) and (b), or (2) cause such HCE's Contribution Percentage to equal the Contribution Percentage of the HCE with the next highest Contribution Percentage. This process will be repeated, as necessary, until the Plan satisfies the non-discrimination tests in Articles 4.7(a) and (b).

                     (ii) The reduction of the Contribution Percentage of members of a Family Group, if required under (i), shall be accomplished by making proportionate reductions in the matching contributions allocated to the Account of each member of the Family Group.

                     (iii) A HCE's excess matching contribution is equal to the difference between (1) the amount of matching contribution actually made to his Account under the Plan for such Fiscal Year and (2) the amount determined by multiplying the maximum Contribution Percentage calculated in (i) above by such HCE's Testing Compensation.

              (e)  Corrective Payments
                   -------------------

                   Notwithstanding any other provisions of the Plan, excess matching contributions, plus any income and less any loss allocable thereto, as determined under Article 4.8 shall be paid, if appropriate, to Participants for whom such contributions have been made during a Fiscal Year, or forfeited, if appropriate, no later than the last day of the succeeding Fiscal Year. If such matching contributions are not vested, they will be forfeited. If such matching contributions are vested, they will be paid to the Participant.

         4.8  Adjustment to Corrective Payments
              ---------------------------------

              Excess Deferrals, Excess Contributions, and excess matching contributions shall all be paid to the appropriate Participants, together with an investment adjustment. Such adjustment shall be computed by the Committee based on the procedures described in Article 7 to establish a proportionate crediting of Trust income or loss between the excess amounts and the amounts which are not to be returned for the Fiscal Year in which such excess occurred.

         4.9  Overriding Limitations
              ----------------------

              (a)  Corrective Actions
                   ------------------

                   When salary deferral contributions made on behalf of Participants who are HCE(s) are reduced for the remainder of a Fiscal Year, no matching contributions shall be made with respect to the salary deferral contributions not permitted because of such reduction.

              (b)  Excess Deferrals
                   ----------------

                   When Excess Deferrals are paid to a Participant, any matching contributions that are attributable to such Excess Deferrals shall be forfeited.

              (c)  Excess Contributions
                   --------------------

                   When Excess Contributions are paid to a Participant, any matching contributions that am attributable to such Excess Contributions shall be (i) paid to the Participant to the extent that they are vested and (ii) forfeited to the extent that they are not vested.

                                     4-10

          4.10  Record Requirements
                -------------------

                The Employer shall maintain such records as may be needed to prove that for each Fiscal Year, the requirements of Article 4.6 and Article 4.7 are met.

          4.11  Rollover Contributions
                ----------------------

                (a)  Rollover Contributions Permitted
                     --------------------------------

                     The Committee may authorize the Trustee to accept a rollover contribution from an Employee who is or is to become a Participant, in accordance with and subject to the limitations of applicable sections of the Code.

                (b)  General Rules
                     -------------

                     A rollover contribution shall be made within 60 days of the Participant's receipt of the distribution and shall not include any amounts contributed by the Employee, except to the extent permitted by the Code and applicable regulations. An Employee may be required to furnish evidence satisfactory to the Committee that the amount to be transferred meets all of the requirements.

                (c)  Rollovers Credited to Rollover Account
                     --------------------------------------

                     A rollover contribution may be made in cash or in kind and shall be credited to such Rollover Account as of the date such contribution is received. Such Rollover Account shall be fully vested and shall share in Trust gains or losses pursuant to Article 7.

                (d)  Investment of Rollover Contributions
                     ------------------------------------

                     If a Participant makes a rollover contribution to the Trust in cash, the Trustee shall invest the contributions as part of the Trust Fund. If a Participant makes a rollover contribution to the Trust in kind, the Trustee shall invest it in a segregated Account for the sole benefit of the Participant.

                (e)  Direct Transfer From Another Trust
                     ----------------------------------

                     The Committee may instruct the Trustee to accept on behalf of any Participant, or Employee who is to become a Participant, the direct transfer of amounts from any other trust qualified under Code Section 501(a), which is part of any plan qualified under Code Section 401(a). In no event, however, may the Committee authorize a direct transfer from (i) a defined benefit pension plan, (ii) a defined contribution plan subject to the minimum funding standards of Code Section 412, or (iii) any other defined contribution plan to which the requirements of Code Section 401(a)(11)(A) apply with respect to such Participant or Employee, unless such a direct transfer may be made under applicable law and regulation without jeopardizing this Plan's exempt status under Code Section 401(a)(11)(B). After receipt, the Trustee shall treat such amounts as a rollover contribution otherwise meeting the requirements above.

                                     4-11

                                   ARTICLE 5
                                   ---------

                  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES
                  -------------------------------------------

         5.1  Definitions
              -----------

              (a) "Annual Addition" means the sum for the Limitation Year to
                   ---------------
which the allocation pertains (whether or not allocated in such year) of all Employer and Employee contributions and Forfeitures allocated to the Participant's Account for such year from this Plan and any other similar contributions to any other defined contribution plan maintained by the Employer and an Affiliated Employer, including Excess Contributions and excess matching contributions (regardless of when corrected or returned) and Excess Deferrals if not returned or otherwise corrected by the April 15 following the calendar year in which made.

              (b) "Limitation Account" means an account expressly set up and
                   ------------------
maintained to hold excess Annual Addition amounts contributed in error pursuant to Article 5.3(b).

              (c) "Limitation Year" means the Fiscal Year.
                   ---------------

         5.2  Allocation Methods
              ------------------

              (a) Salary Deferral, Non-Elective, Matching, Top-Heavy Minimum
                  ----------------------------------------------------------
                  and Restoration Contributions
                  -----------------------------

                  Salary deferral, non-elective, matching, top-heavy minimum and restoration contributions are allocated as provided in Article 4.

              (b) Profit Sharing Allocation
                  -------------------------

                  Employer profit sharing contributions, Forfeitures, and amounts in Limitation Accounts attributable to Profit Sharing Accounts for any Fiscal Year shall be allocated as of the last day of such Fiscal Year to the Profit Sharing Accounts of all Eligible Participants in the ratio that each Eligible Participant's Plan Compensation bears to the aggregate Plan Compensation of all Eligible Participants.

              (c) Overriding Top-Heavy Minimum Allocation
                  ---------------------------------------

                  Notwithstanding the provisions of Article 5.2(b), for any Fiscal Year during which the Plan is a Top-Heavy Plan the requirements of
Article 4.2(e) shall be met.

         5.3  Limitations on Annual Allocations
              ---------------------------------

              (a) Limitation Amount
                  -----------------

                  Notwithstanding any other provision of this Plan to the contrary, the Annual Addition to a Participant's Account for any Limitation Year shall not exceed the lesser of 25% of the Employee's Allowable Compensation (as defined in Article 2) or $30,000 (or, if greater, 1/4 of the dollar limitation in effect

                                      5-1
under Code Section 415(b)(l)(A)), or such other amount for the Limitation Year as may be established by regulations under Cede Section 415(d).

              (b) Treatment of Excess Annual Addition Made in Error
                  -------------------------------------------------

                  In the event that (as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals or other limited facts and circumstances which the Internal Revenue Service finds to be applicable) an amount would otherwise be allocated which would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:

                  (i) First, by returning to such Participant to the extent necessary, salary deferral contributions made on his behalf. A return of salary deferral contributions shall include investment gains attributable to such contributions determined as provided in Article 4.8.

                  (ii) Second, by holding any excess profit sharing and matching amounts (in that order) in a Limitation Account and if the limitation is still exceeded with respect to the Participant, a separate Limitation Account shall be maintained with respect to the profit sharing and matching portions of any remaining excess. Any amounts in the Limitation Accounts shall be reallocated among the appropriate Accounts of Eligible Participants pursuant to Article 5.2 as of the last day of each succeeding Fiscal Year until the excess is exhausted, provided that the Annual Addition limitation with respect to any Participant may not be exceeded in any Limitation Year. No allocation of Employer or Employee contributions may be credited to the Accounts of Eligible Participants in succeeding years until such excess has been exhausted.

         5.4  Restoration Procedures
              ----------------------

              (a) Computing Amounts
                  -----------------

                  In the event that a Participant's Account was improperly excluded in any year from an allocation of Employer contributions and Forfeitures pursuant to Article 5.2, such Participant's Account shall be restored to its correct status by the addition of amounts that are determined as follows:

                  (i) First, an amount will be computed on the same basis as Employer contributions and Forfeitures that were allocated to the Accounts of other Eligible Participants under Article 5.2 in each year for which restoration is necessary, and

                  (ii) Second, Trust Fund income, gain or loss attributable to amounts that should have been allocated under (i) above will be computed on the same basis as Trust Fund income, gain or loss was allocated to other Participants' Accounts under Article 7 in each year for which restoration is necessary.

                                      5-2

              (b) Income, Gain or Loss
                  --------------------

                  In the event that a Participant's Account was improperly excluded in any year from an allocation of Trust Fund income, gain or loss pursuant to Article 7, such Participant's Account shall be restored to its correct status by the addition or subtraction of amounts that should have been allocated under Article 7 in each year for which restoration is necessary.

              (c) Source of Amounts
                  -----------------

                  Such amounts shall be restored first from Forfeitures, if any; and then, if necessary, the Employer shall contribute an amount which is necessary to fully restore each improperly excluded Account. No Employer contributions or Forfeitures shall be allocated pursuant to Article 5.2 to the Account of any Participant until each improperly excluded Account has been fully restored.

                                      5-3

                                   ARTICLE 6
                                   ---------

                              VESTING OF ACCOUNTS
                              -------------------

         6.1  Automatic Vesting
              -----------------

              (a) Retirement, Death or Disability
                  -------------------------------

                  The value of a Participant's Employer Account shall become fully vested when the Participant attains his Normal Retirement Date while an Employee, or upon his termination of employment by reason of death or Disability.

              (b) Employee Account
                  ----------------

                  A Participant's Employee Account shall be fully vested at all times.

              (c) Non-Elective Account
                  --------------------

                  A Participant's Non-Elective Account shall be fully vested at all times.

         6.2  Vesting Based on Service
              ------------------------

              Except as otherwise provided in Article 6.4(d) and Article 15.3, a Participant's Employer Account shall become vested in accordance with the following schedule:

                        Years of Service    Vested Percentage
                        ----------------    -----------------
                        Less than 2 years                0%
                             2 years                    20%
                             3 years                    40%
                             4 years                    60%
                             5 years                    80%
                         6 years or more               100%

         6.3  Years of Service for Vesting
              ----------------------------

              (a) Year of Service
                  ---------------

                  An Employee shall be credited with one year of Service for each Fiscal Year commencing on or after January 1, 1987 in which he has at least 1,000 Hours of Service. Prior to January 1, 1987 an Employee shall be credited with one year of Service for each year of continuous employment, rounded to the nearest year, from such Employee's most recent Date of Hire to such date.

                                      6-1

              (b) Termination Prior to Vesting
                  ----------------------------

                  If the vested percentage applicable to a Participant's Employer Account is 0% at the time his service terminates, his Service prior to such termination shall be disregarded for vesting purposes if he is reemployed after he has incurred 5 consecutive Breaks in Service.

              (c) Service Prior to Break in Service
                  ---------------------------------

                  If an Employee is reemployed after a Break in Service, Service prior to the Break in Service shall not be credited for purposes of vesting until he has completed one year of Service after his reemployment.

              (d) Service Prior to Consecutive Breaks in Service
                  ----------------------------------------------

                  In the case of an Employee who has 5 consecutive Breaks in Service followed by a renewal of Service, all years of Service after such Breaks in Service shall be disregarded for purposes of determining the vested percentage of the Participant's Employer Account attributable to allocations made for Fiscal Years prior to such Breaks in Service.

          6.4  Forfeitures and Restorations
               ----------------------------

              (a) Forfeitures on Date of Termination
                  ----------------------------------

                  Any remainder of a terminating Participant's Account which is not vested shall be forfeited on the Valuation Date coinciding with or next following the earliest to occur of the following dates:

                     (i) The date of termination of the Participant, provided that this date applies only if the Participant did not then have a vested interest in his Account;

                     (ii) The date on which the terminated Participant receives payment of his vested interest; or

                     (iii) The date on which the Participant completes five consecutive one-year Breaks in Service.

              (b) Matching Contribution Forfeitures Reallocated
                  ---------------------------------------------

                  Forfeitures attributable to Matching Accounts during a Fiscal Year which are not used to restore Participant's Accounts as of the last day of such Fiscal Year shall be added to the Employer's matching contribution for such year and be allocated as of the last day of the Fiscal Year to the Matching Accounts of then Eligible Participants as provided in Article 4. Forfeitures of excess matching contributions will reduce the matching contribution for the year.

              (c) Profit Sharing Forfeitures Reallocated
                  --------------------------------------

                  Forfeitures attributable to Profit Sharing Accounts during a Fiscal Year which are not used to restore Participant's Accounts as of the last day of such Fiscal Year shall be added to the profit sharing contribution for such year and allocated as of the last day of the Fiscal Year to the Profit Sharing Accounts of Eligible Participants as provided in Article 5.

                                      6-2

              (d)    Reemployment After Forfeiture
                     -----------------------------

                     If a Participant is reemployed before incurring 5 consecutive Breaks in Service, any amounts forfeited shall be treated as follows:

                     (i)    Restoration If No Distribution. In the event the
                            ------------------------------
       Participant did not receive a distribution, any amounts previously forfeited shall be fully restored as provided in (iii) below and shall be recredited to the Participant's Account as of his reemployment

                     (ii)   Special Account Required If Distribution Made. In
                            ---------------------------------------------
       the event a distribution was made to the Participant, the forfeited amount shall be recredited to his Account as of his reemployment date and shall be maintained, together with any undistributed vested interest in the event of a partial distribution, as a separate Account. A Participant's vested interest in such separate Account as of any date of determination shall be determined by applying the following formula:

                     Vested interest = P x (AB + (R x D)) minus (R x D)

                     For purposes of applying the formula, P is the vested percentage at the date of determination; AB is the Account balance at the date of determination; D is the amount of the distribution previously made; and R is the ratio of the Account balance at the date of determination to the Account balance immediately following the preceding distribution.

                     (iii)  Source of Restored Amounts. Amounts to be
                            --------------------------
       restored for any Fiscal Year may be restored from Forfeitures as of the last day of a Fiscal Year, from additional Employer contributions for such Fiscal Year, from Trust income, or from a combination of these methods, as determined by the Committee.

              (e)    No Restoration After 5 Consecutive Breaks in Service
                     ----------------------------------------------------

                     If a Participant is reemployed after 5 consecutive Breaks in Service, no portion of his non-vested Account shall be restored and any undistributed vested interest shall be maintained as a separate fully vested Account.

          6.5  No Divestment
               -------------

               Except as provided under Articles 4.3(c) and 6.7, a Participant's vested rights shall not be subject to divestment for any reason.

          6.6  Amendment to Vesting
               --------------------

               Notwithstanding any other provisions of this Article 6, the vested percentage of an individual who was a Participant immediately preceding the effective date of any amendment to the Plan is determined by the provisions of the Plan existing immediately prior to such amendment if such provisions provide a greater vested percentage at any relevant time.

                                      6-3

          6.7  Lost Participants
               -----------------

              (a) Participant's Account
                  ---------------------

                  If all or a portion of a Participant's Account becomes payable under Article 9 and the Committee, after a reasonable search, cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment), the vested Account shall:

                     (i) Be used to establish an Individual Retirement Account in the Participant's name; or

                     (ii) Remain in the Plan for a sufficient period of time so that under state law the Account would escheat, at which point the Account shall be forfeited and reallocated, in accordance with Articles 4 and 5, as of the day the Participant incurred a Break in Service, or such later date as the Committee may decide.

              (b) Search for Participants
                  -----------------------

                  The Committee shall make a reasonable attempt to find such a Participant, including securing any assistance available from the Internal Revenue Service.

              (c) Restoration
                  -----------

                  If an Account is forfeited under this Article 6.7, and the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall cause the vested Account, equal to the amount that was forfeited under this Article 6, to be restored in accordance with the provisions of Article 5.4.

                                      6-4

                                   ARTICLE 7
                                   ---------

                      ALLOCATION OF TRUST INCOME OR LOSS
                      ----------------------------------

          7.1  Determination of Net Income
               ---------------------------

               As of each Valuation Date, the Committee shall determine the net income or loss of the Trust Fund based on a statement from the Trustee of the receipts and disbursements of the General Trust Fund since the immediately preceding Valuation Date and of the fair market value of the Fund as of the Valuation Date. If one or more separate investment funds have been established as provided in Article 13, each fund shall be valued separately on each Valuation Date and the net income or loss of each fund shall be allocated to each Account invested in such investment fund.

          7.2  Valuation
               ---------

               As of each Valuation Date and prior to any allocation of contributions and Forfeitures to be made as of such date, the net income or loss of the General Trust Fund since the immediately preceding Valuation Date, including net appreciation or depreciation and excluding any expenses paid by the Trust, shall be allocated to each Account in the ratio that the value, as of the immediately preceding Valuation Date, of each such Account invested in the General Trust Fund bears to the value, as of the immediately preceding Valuation Date, of all Accounts invested in the General Trust Fund. If one or more separate investment funds have been established, the net income or loss of each fund shall be allocated to each Account invested in such investment fund in proportion to the value of each Account invested in such funds as of the immediately preceding Valuation Date. The Committee shall adopt equitable procedures to establish a proportionate crediting of Trust income or loss to those portions of Participants' Accounts in the case of contributions, transfers, rollovers or withdrawals that have occurred in the interim period since the immediately preceding Valuation Date. Amounts held in Limitation Accounts established pursuant to Article 5.3 shall not share in Trust Fund income or loss.

          7.3  Valuation of Segregated Accounts
               --------------------------------

               The portion of any Participant's Account invested on a segregated basis as provided in Article 13 shall be valued separately on each Valuation Date and the net income or loss allocated to such Account shall be based on the assets, including income, gain, loss and/or other change in value of the assets constituting such portion of the Account.

          7.4  Valuation Dates
               ---------------

               The General Trust Fund, any separate investment funds and any segregated account shall be valued as of each July 30 and December 31 and as of any additional regular Valuation Dates set by the Board.

                                      7-1

In addition, the Trust will be valued as of any other date the Committee directs the Trustee to value the Trust Fund, as provided in Article 7.5.

          7.5  Special Valuation Dates at Committee Discretion
               -----------------------------------------------

               The Committee may direct the Trustee to determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any date other than the last day of a Fiscal Year. If the allocation of such Trust income or loss will produce a significant change in the value of Participants' Accounts, and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and Trust income or loss shall be allocated to Participant's Accounts in accordance with the provisions of Article 7.2.

          7.6  Accounts to be Valued
               ---------------------

               All sub-accounts of all Participants shall be valued at each Valuation Date.

                                      7-2

                                   ARTICLE 8
                                   ---------

                            PARTICIPANTS' ACCOUNTS
                            ----------------------

          8.1  Separate Accounts
               -----------------

               The Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Agreement. The Committee may maintain records of Accounts to the nearest whole dollar.

          8.2  Statement of Accounts
               ---------------------

               As soon as practicable after each Valuation Date, the Committee shall furnish to each Participant a statement of his Account, determined as of such Valuation Date. Upon the discovery of any error or miscalculation in an Account, the Committee shall correct it, to the extent correction is practically feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Agreement.

          8.3   Valuation of Account When Payment Due
                -------------------------------------

               (a)   Accounts Which Are Not Segregated
                     ---------------------------------

                     (i) When employment is terminating and payment is not deferred, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of distribution, date plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

                     (ii) When employment is not terminating, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of request for payment plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

               (b)   Segregated Accounts
                     -------------------

                     Payment to a Participant shall be based on the value of his segregated Account at the date of distribution. The value of his segregated Account shall be the current fair market value, including any income or loss, of the property constituting such segregated Account.

                                      8-1

                                   ARTICLE 9
                                   ---------

                         DISTRIBUTIONS AND WITHDRAWALS
                         -----------------------------

          9.1  General
               -------

               Benefits under the Plan shall be distributed solely from the Trust. The Employer has no liability or responsibility for Plan benefits or for the Trust. No distribution shall be made or commenced prior to the Participant's termination of employment, except as required under Article 9.3(c) and permitted under Article 16.2(b) and except for withdrawals in accordance with Article
9.10. Distributions can also be made upon termination of the Plan subject to the provisions of Article 9.11. All distributions from the Plan will be made in accordance with Code Section 401(a)(9) and the regulations thereunder including the transition rules in proposed regulation 1.401(a)(9)-1 and the incidental death benefit requirements of proposed regulation 1.401(a)(9)-2. The provisions of Code Section 401(a)(9) shall override any distribution option under the Plan which might be inconsistent with such provisions.

               A distribution to a Participant shall be made solely from his Account. When a distribution is to be made, his Account shall be valued in accordance with Article 83. The amount to be paid to him shall be based on his vested interest as determined in Article 6.

          9.2  Administrative Rules
               --------------------

               (a) Authority
                   ---------

                   Distributions shall be made by the Trustee only in accordance with the directions of the Committee. The Committee has the authority to direct the distributions in accordance with the terms and conditions of the Plan, but the Committee shall have no power of discretion or consent with regard to a Participant's or Beneficiary's choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Committee is constrained by the options available under the Plan or by the requirements of law or regulation.

               (b) Claims
                   ------

                   A Participant, Beneficiary or Alternate Payee has the right to file a claim for benefits as set forth in Article 12.6.

          9.3  Timing of Distributions
               -----------------------

               (a) Cashout of Amounts Under $3,500
                   -------------------------------

                   If the Participant's vested Account does not exceed $3,500, and at the time of any prior distribution, if any, has not exceeded $3,500, distribution shall be made in a lump sum as soon as practicable after the amount can be determined in accordance with Article 8.3.

                                      9-1

              (b) Amounts Over $3,500
                  -------------------

                  If the Participant's vested Account does not meet the cashout requirements of Article 9.3(a) the Participant may elect, to:

                  (i) Commence distributions as soon as practicable after the amount can be determined, or

                  (ii) Defer receipt of payments in accordance with (c) below.

Unless otherwise elected by the Participant under (c) below, the payment of benefits under the Plan to the Participant will not begin later than the 60th day after the end of the Fiscal Year in which the latest of the following

                            (1) The date on which the Participant attains the
               earlier of Age 65 or his Normal Retirement Date,

                            (2) The date which is the 10th anniversary of his
               commencement of participation in the Plan, or

                            (3) The date of termination of his service with the
               Employer;

       However, if the amount of the payment cannot be ascertained and/or the Participant can not be located by the date required above, payment shall be made within 60 days after all of those facts are known.

Notwithstanding the foregoing, no payments may be made to a Participant prior to his Normal Retirement Date or his 62nd birthday, whichever is later, if his vested Account does not meet the cashout requirements of Article 9.3(a) unless the written consent of the Participant is obtained by the Committee within the 90-day period prior to commencement of the distribution.

              (c) Deferring Distributions
                  -----------------------

                  A Participant who meets the requirements of Article 9.3(b) may defer the commencement of a distribution by providing the Committee with a written, signed notice specifying the date on which the distribution is to commence and the distribution method to be used, provided that:

                  (i) No distribution method chosen by the Participant shall provide any payment in an amount less than that required under Article 9.6; and

                  (ii) Distributions shall commence no later than the April 1 following the last day of the calendar year in which a Participant attains age 70 1/2 even though such Participant may still be an Employee; provided that this requirement shall not apply in the case of a Participant who is not a 5% Owner and who attained age 70 1/2 before January 1, 1988.

                                      9-2

               (d) Timing
                   ------

                   If the amount of a distribution cannot be determined by the date specified under Article 9.3, payment of benefits, retroactive to such date, shall be made or shall begin no later than 60 days after the earliest date on which the amount of the distribution can be determined.

               (e) In Kind Distributions
                   ---------------------

                   In kind distributions shall be (i) made only in a form of investment that was held on behalf of the Participant as a segregated investment or in a separate investment fund pursuant to Article 13.6 immediately preceding the date of distribution, (ii) limited to the amount of such investment so held, and (iii) based on the fair market value of the distributable property, as determined by the Trustee at the time of distribution.

          9.6  Distribution in Periodic Payments
               ---------------------------------

               If the distribution to a Participant includes periodic payments, the amounts shall be calculated in accordance with the life expectancy of the Participant or life expectancies of the Participant and his Beneficiary. As provided in Article 9.1, the provisions of Code Section 401(a)(9) shall govern the minimum amount of distributions payable. For purposes of the computation of minimum distributions, the life expectancy of a Participant and his spouse may be redetermined annually, to the extent permitted by applicable law and regulation.

          9.7  Distribution Upon Death of Participant
               --------------------------------------

               (a) Distribution Made to Participant's Beneficiary
                   ----------------------------------------------

                   The vested portion of a Participant's Account which remains at his death shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Article 9.7.

               (b) General Rules
                   -------------

                   (i) If distribution to the Participant has commenced as periodic payments and such Participant dies before receiving his entire vested interest, then the remaining undistributed vested interest shall continue to be distributed at least as rapidly as the schedule being used at the Participant's date of death, and

                   (ii) If a Participant dies before distributions have commenced, his vested Account shall be distributed within 5 years after the death of the Participant. However, the prior sentence shall not apply with respect to such portion of the Participant's vested Account as is payable to his designated Beneficiary over a period not exceeding the life or life expectancy of such Beneficiary beginning not later than 1 year after the Participant's death (or such later date as prescribed by applicable regulation). In addition:

                             (1) If the Beneficiary is the deceased
               Participant's surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70 1/2, and

                                      9-4

                      (2) If such surviving spouse dies before receiving any
               distributions, the provisions of this Article 9.? shall be applied as if such spouse were the Participant.

               (iii) Notwithstanding the foregoing, if a Participant dies before distributions have commenced and the vested amount in his Account meets the cashout requirements of Article 9.3(a) payment will be made in a lump sum to his Beneficiary.

          9.8  Distributions to Minors or Legally Incompetents
               -----------------------------------------------

               In case of any distribution to a minor or to a legally incompetent person, the Committee may (1) direct the Trustee to make the distribution to his legal representative, to a designated relative, or directly to such person for his benefit; or (2) instruct the Trustee to use the distribution directly for his support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 9.8. Distributions made under this
Article 9.8 shall be in accordance with the provisions of this Article 9.

          9.9  Tax Information To Be Provided
               ------------------------------

               The Committee shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f)), at the time such distribution is made, a written explanation of the (1) provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan and, if applicable; (2) provisions regarding the availability of 10-year averaging or 5-year averaging tax treatment of the distribution.

          9.10 In Service Withdrawals
               ----------------------

              (a) Withdrawals Permitted for Hardship
                  ----------------------------------

               (i) At the request of a Participant, the Committee shall authorize a withdrawal at any time from his vested Salary Deferral, Profit Sharing, Non-Elective, Matching or Rollover Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship including any taxes or penalties created by such withdrawal. The amount which may be withdrawn from such Participant's Salary Deferral, Non-Elective and Matching Accounts shall not exceed the lesser of:

                             (1) The value of his Salary Deferral, Non-Elective
               and Matching Account; or

                             (2) The value of his Salary Deferral, Non-Elective
               and Matching Account as of December 31, 1988, plus the total of the salary deferral

                                      9-5
               contributions made for the Participant since December 31, 1988, less any amounts withdrawn after such date.

                   (ii) A distribution shall be deemed to be due to an immediate and heavy financial need if it is on account of:

                             (1) Medical expenses incurred or anticipated by the
               Employee or his spouse or other dependent or the need of these persons to obtain medical care;

                             (2) Costs directly related to the purchase
               (excluding mortgage payments) of the Employee's principal residence;

                             (3) Payment of tuition and related educational fees
               for the next 12 months of post-secondary education for the Employee or his spouse or dependents;

                             (4) The need to prevent the eviction from or the
               foreclosure on the mortgage of the Employee's principal residence;

                             (5) Payment of expenses incurred due to a natural
               disaster;

                             (6) Payment of funeral expenses of a family member
               of the Participant; or

                             (7) Such other needs to be added by the
               Commissioner of Internal Revenue.

                   (iii) A distribution shall be treated as necessary to satisfy a financial need if the Employee represents that the need cannot be relieved:

                             (1) Through reimbursement or compensation by
              insurance or otherwise;

                             (2) By liquidation of the Employee's assets to the
              extent that such liquidation would not cause an immediate and heavy financial need;

                             (3) By cessation of elective contributions under
              the Plan; or

                             (4) By other distributions or loans from this Plan
               or any other plan or by borrowing from commercial sources on reasonable terms unless the effect of such loan would be to increase the amount of the need.

              (b) Consent Required
                  ----------------

                  All withdrawals are subject to written Participant Consent to the extent required by applicable law and regulation.

                                      9-6

              (c) Withdrawal Charged to Participant's Account
                  -------------------------------------------

                     The Committee shall direct the Trustee to make a distribution to a Participant of the amount which such Participant is eligible to withdraw, and the amount of such withdrawal shall be charged by the Committee against the vested portion of the Matching, Profit Sharing, Salary Deferral, Non-Elective or Rollover Accounts of the Participant. Withdrawals under this
Article 9.10 will be charged against the Participant's Account as of the specified date of withdrawal, but no interest or other income credit shall accrue with respect to such amounts to be withdrawn on account of any period elapsing between the withdrawal date and the actual date of payment.

              (d) Committee Establishes Rules
                  ---------------------------

                     The Committee has the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which in service withdrawals may be made.

          9.11  Limitations on Distributions Upon Plan Termination
                --------------------------------------------------

              Distributions of a Participant's Salary Deferral and Non-Elective Accounts upon termination of the Plan shall not commence prior to the Participant's termination of employment or his attainment of age 59 1/2 except for hardship withdrawals in accordance with Article 9.10, unless payment is made in a lump sum and (i) no successor defined contribution plan (as defined in IRS regulations) is adopted; (ii) the only successor plan (as defined in IRS regulations) is an ESOP as defined in Code Section 4975(e)(7); or (iii) the distribution is:

                     (1) After the date of sale of all Employer assets used in its trade or business to a non-Affiliated Employer by whom the Participant is still employed;

                     (2) After the date of sale of an incorporated Affiliated Employer's interest in a subsidiary by whom the Participant is employed; or

                     (3) Otherwise permitted by applicable law and regulations.

          9.12  Direct Rollovers
                ----------------

              (a) In General
                  ----------

                     This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b) Definitions Pertaining to Direct Rollovers
                  ------------------------------------------

                     (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially

                                      9-7
       equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                     (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an annuity plan described in Section 403(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                     (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                     (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by distributee.

                                      9-8

                                  ARTICLE 10
                                  ----------

                                    SERVICE
                                    -------

          10.1  Definitions
                -----------

              (a) "Service" means an Employee's total period of employment with
                   -------
the Employer, including service with a predecessor entity or an Affiliated Employer. Throughout this Article 10, Employer shall include Affiliated Employer and any predecessor entity. Service with Meridian National Bank from an Employee's Date of Hire will be deemed to be Service with the Employer. Service with any company acquired by the Employer from an Employee's Date of Hire will be deemed to be Service with the Employer.

              (b) "Hour of Service" means:
                   ---------------

                     (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

                     (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:

                             (1) For a period during which no duties are
               performed if payment is made or due under a plan maintained solely for purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;

                             (2) On account of any payment made or due an
               Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.

                     (iii) Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer. Such hours are to be credited to the period or periods to which the award or agreement pertains. If this provision results in an Employee becoming an Eligible Participant for a Fiscal Year in which he was not otherwise an Eligible Participant under
       Article 5 or if this provision results in an increase in the vested percentage applicable to a Participant's Account which has been forfeited under Article 6, the Committee shall establish equitable procedures for determining and allocating any resulting amounts to such Employee's Account.

                                     10-1

                     (iv) Solely for purposes of determining whether a Break in Service has occurred, each hour not otherwise credited under the Plan that would have been credited if the Employee had not been absent:

                             (1) By reason of pregnancy or the birth of a child
               of the Employee;

                             (2) By reason of the placement of a child with the
               Employee in connection with his adoption of such child; or

                             (3) For purposes of caring for any such child for
               a period beginning immediately following such birth or placement.

In any case in which the Employer is unable to determine the number of hours which would otherwise normally have been credited to such Employee (but for such absence), such individual shall be credited with 8 Hours of Service for each day of such absence. The hours described in this Article 10.1(b)(iv) shall be treated as Hours of Service only in the Fiscal Year in which the absence from work begins if the Employee would thereby be prevented from incurring a Break in Service in such Fiscal Year or, in any other case, in the next following Fiscal Year.

                     (v) Each hour for any period during which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the Employee:

                             (1) Returns to the employ of the Employer
               immediately after the expiration of the leave or layoff, or in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and

                             (2) Remains in the employ of the Employer for at
               least 30 days after such return, or

                             (3) Fails to return or remain employed as provided
               above by reason of his death, Disability or Normal Retirement.

Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to the employ of the Employer or to remain in the employ of the Employer for at least 30 days after his return for reasons other than his death, Disability or Normal Retirement, then his original leave date shall be deemed to be his termination date.

                     (vi) No more than 501 Hours of Service shall be credited under Articles 10.l(b)(ii), (iii), (iv) or (v) to an Employee on account of any single continuous period of time during which the Employee performs no duties for the Employer.

                                     10-2

          10.2  Crediting of Hours Subject to DOL Regulation
                --------------------------------------------

                The calculation of the number of Hours of Service to be credited under Articles 10.1(b)(ii) and (iii) for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Committee in accordance with the rules set forth in the Department of Labor Regulation
Section 2530-200b-2 paragraphs (b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.

          10.3  Hours of Service Equivalency
                ----------------------------

                Hours of Service for Employees under Articles 10.1(b)(i), (ii) and (iii) shall be determined by crediting each Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least 1 Hour of Service under Articles 10.1(b)(i), (ii) or (iii). However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under Articles 10.1(b)(i), (ii) and
(iii) shall be determined on the basis of hours for which the Plan Compensation is paid or due.

                                     10-3

                                  ARTICLE 11
                                  ----------

                            FIDUCIARY RESPONSIBILITY
                            ------------------------

          11.1  Named Fiduciaries
                -----------------

                The authority to control and manage the operation and administration of the Plan shall be allocated as provided in this Agreement between the Employer, the Committee and the Trustee, all of whom are named fiduciaries under ERISA.

                In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 13.5.

          11.2  Fiduciary Standards
                -------------------

                Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:

                (1) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

                (2) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                (3) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                (4) In accordance with this Trust Agreement.

          11.3  Fiduciaries Liable for Breach of Duty
                -------------------------------------

                A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.

          11.4  Fiduciary May Employ Agents
                ---------------------------

                Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary other than the Trustee may, with the consent of the Employer, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan. The expenses of such persons shall be paid by the Trust if not paid by the Employer.

                                     11-1

          11.5  Authority Outlined
                ------------------

              (a)    Employer Authority
                     ------------------

                     The Employer has the authority to amend and terminate the Plan, to appoint and remove members of the Committee and to appoint and remove a Trustee.

              (b)    Committee Authority
                     -------------------

                     The Committee has the authority to:

                     (i)     Allocate the Employer's Contribution;

                     (ii) Establish rules pertaining to salary deferral contributions and their suspension and withdrawals;

                     (iii) Determine the amount and allocation of the Trust income or loss;

                     (iv) Direct the Trustee with respect to additional valuations;

                     (v)     Maintain separate Accounts for Participants;

                     (vi) Furnish, and correct errors in, statements of Accounts;

                     (vii) Direct the Trustee with respect to the method, timing and media of distributions pursuant to Article 9;

                     (viii)  Direct the segregation of assets;

                     (ix) Direct distribution of the interests of incompetent persons and minors;

                     (x) Construe the Trust Agreement and determine questions thereunder;

                     (xi)    Establish a funding policy;

                     (xii) Appoint and delegate duties to an investment manager;

                     (xiii)  Employ advisors and assistants;

                     (xiv) Direct the Trustee with respect to its duties and investments; and

                     (xv) The Committee is the Plan Administrator and has the additional duties outlined in Article 11.7.

         Article 12 further describes the authority and duties of the Committee.

              (c)    Trustee Authority
                     -----------------

                     The Trustee has the authority to establish the fair market value of the Trust Fund, to value segregated Accounts, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of its administration of the Trust. Article 14 further describes the authority and duties of the Trustee.

          11.6  Fiduciaries Not to Engage in Prohibited Transactions
                ----------------------------------------------------

                A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section 406 or Code Section 4975, unless such transaction is exempted under ERISA Section 408 or Code Section 4975.

                                     11-2

          11.7  Duties of Plan Administrator
                ----------------------------

                The Committee is the Plan Administrator under ERISA and shall have the duty and authority to comply with those reporting and disclosure requirements of ERISA and the Code which are specifically required of the Plan Administrator. The Plan Administrator is the agent for the service of legal process. The Plan Administrator shall keep on file a copy of this Plan and Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report required under Title I of ERISA for examination by Participants during business hours.

                                     11-3

                                  ARTICLE 12
                                  ----------

                           ADMINISTRATIVE COMMITTEE
                           ------------------------

          12.1  Appointment of Administrative Committee
                ---------------------------------------

                The Employer shall appoint an Administrative Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Employer may designate or until a successor member has been appointed or until removed by the Employer. Vacancies due to resignation, death, removal or other cause shall be filled by the Employer. Members shall serve without compensation for committee service. All reasonable expenses of the Committee may be paid by the Employer or by the Trust Fund.

          12.2  Committee Operating Rules
                -------------------------

                The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, the Committee may authorize one or more members to execute documents on its behalf and direct the Trustee in the performance of its duties hereunder. The Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee unless notified in writing. A member of the Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Employer.

          12.3  Committee Authority
                -------------------

                The Committee has the authority and duty to do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such authority and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Committee shall have the discretionary power to construe the Trust Agreement and to determine all questions that shall arise hereunder, including, particularly, directions to and questions submitted by the Trustee on all matters necessary for it to discharge its power and duties properly. Decisions of the Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Employer, the Trustee, Participants, their Beneficiaries and all others. The Committee shall at all times act in a uniform and nondiscriminatory manner in making and carrying out its decisions and directions, and may from time to time prescribe and modify uniform rules of interpretation and administration. The Committee is the Plan Administrator and has the duties outlined in Article 11.7.

                                     12-1

          12.4  Committee to Establish Funding Policy
                -------------------------------------

                The Committee shall establish a funding policy for the Trust Fund bearing in mind both the short-run and long-run needs and goals of the Plan. The Committee shall review such policy prior to the end of each Fiscal Year for its appropriateness under the circumstances then prevailing. The funding policy shall be communicated to the investment manager of the Trust Fund, if one has been appointed, so that the investment policy of the Trust Fund can be coordinated with Plan needs.

          12.5  Committee May Retain Advisors
                -----------------------------

                With the approval of the Employer, the Committee may from time to time or on a continuing basis, retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties. The expenses of such agents of advisors shall be paid by the Employer, or, if not paid by the Employer, the Committee may direct that such expenses be paid from the Trust Fund; provided that only reasonable expenses of administering the Trust may be paid from the Trust.

          12.6  Claims Procedure
                ----------------

                (a) Claim Must Be Submitted Within 60 Days
                    --------------------------------------

                    The Committee shall determine Participants', Alternate Payees' and Beneficiaries' rights to benefits under the Plan. In the event of a dispute over benefits, a Participant, Beneficiary or Alternate Payee may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Committee's determination.

                (b) Requirements For Notice of Denial
                    ---------------------------------

                    If a claim is wholly or partially denied, the Committee shall provide the claimant with a notice of denial, written in a manner calculated to be understood by the claimant, setting forth:

                    (i)   The specific reason for such denial;

                    (ii) Specific references to the pertinent plan provisions on which the denial is based;

                    (iii) A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

                    (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special

                                     12-2
circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

              (c) Claimant's Rights if Claim Denied
                  ---------------------------------

                  The claimant and/or his representative may appeal the denied claim and may:

                  (i) Request a review upon written application to the Committee;

                  (ii)  Review pertinent documents; and

                  (iii) Submit issues and comments in writing;

provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim.

              (d) Time Limit on Review of Denied Claim
                  ------------------------------------

                  Upon receipt of a request for review, the Committee shall provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Committee will notify the claimant of its decision.

              (e) No Legal Recourse Until Claims Procedure Exhausted
                  --------------------------------------------------

                  In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 12.6 must be exhausted before legal recourse of any type is sought.

          12.7  Committee Indemnification
                -------------------------

                To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any (1) action taken or omitted by them in good faith in connection with this Plan and Trust or their duties hereunder, and (2) expenses or losses for which they may become liable as a result of any such actions or non-actions, unless resultant from their own willful misconduct. The Employer may purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan and Trust.

                                     12-3

                                  ARTICLE 13
                                  ----------

                                  INVESTMENTS
                                  -----------

          13.1  Investment Authority
                --------------------

                The Committee is hereby granted full power and authority to direct the Trustee to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 11. Without limiting the generality of the foregoing, the Committee may direct the Trustee to invest in bonds, notes, mortgages, commercial or federal paper, preferred stock, common stock, or other securities, rights, obligations or property, real or personal, including shares and certificates of participation issued by investment companies or investment trusts. The Committee may direct the Trustee to acquire and hold common or preferred stock issued by the Employer if such stock, at the time of acquisition by the Trustee, constitutes no more than 100% of the fair market value of the Trust assets.

          13.2  Use of Mutual or Commingled Funds Permitted
                -------------------------------------------

                The Committee may direct the Trustee to cause any part or all of the assets of this Trust to be invested in mutual funds; or commingled with the assets of similar Trusts qualified under Code Sections 401(a) and 501(a) by causing such assets to be invested as part of a common fund of the Trustee or other fiduciary. To the extent that Trust assets are invested in any collective investment fund established and maintained by the Trustee for which the Trust is eligible, the declaration of trust establishing such funds is hereby adopted. Any assets of the Trust that are invested in any such fund will be held and administered by the Trustee under the terms of the fund's governing instrument.

          13.3  Trustee May Hold Necessary Cash
                -------------------------------

                The Committee may authorize the Trustee to hold in a cash or cash equivalent account such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds. Such funds may be deposited in any bank or savings and loan institution subject to the rules and regulations governing such deposits.

          13.4  Trustee to Act Upon Committee Instruction
                -----------------------------------------

                The Trustee shall make investments promptly upon receiving instructions from the Committee, and shall retain such investments until instructed differently by the Committee. The Trustee shall comply promptly with instructions from the Committee to sell, convey, exchange, transfer, pledge, mortgage or otherwise dispose of or encumber any real or personal property held by it. To the extent permitted by law, the Trustee shall not be liable for the making of any investment at the direction of the Committee, for the retention of

                                     13-1
any such investment in the absence of directions from the Committee to dispose of it, or for the disposal or encumbrance of any investment at the direction of the Committee.

          13.5  Appointment of Investment Manager
                ---------------------------------

                The power of the Committee to direct, control or manage the investment of the Trust Fund may be delegated to an investment manager appointed by the Committee. Such investment manager, if appointed, must acknowledge in writing that he is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund. An investment manager must be a person who is (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank, as defined in that Act; or (3) an insurance company qualified to perform such services under the laws of more than one state. If an investment manager has been appointed, the Trustee shall neither be liable for acts or omissions of such investment manager nor be under any obligation to invest or otherwise manage any asset of the Trust Fund. The Committee shall not be liable for any act or omission of the investment manager in carrying out such responsibility except to the extent that the Committee violated Article 11.2 of this Trust Agreement with respect to:

              (1) Such designation,

              (2) The establishment or implementation of the procedures for the designation of an investment manager, or

              (3) Continuing the designation, in which case the Committee would be liable in accordance with Article 11.3.

          13.6  Separate Investment Funds
                -------------------------

                (a) Committee May Establish Separate Funds
                    --------------------------------------

                    The Committee may, in its sole discretion, direct the Trustee to create one or more separate investment funds, having such different specific investment objectives as the Committee shall from time to time determine, provided that one fund shall be a fixed income fund. One fund may be fully invested in Employer stock. The Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investment which shall be authorized therefor.

                (b) Participant Direction Permitted
                    -------------------------------

                    Each Participant has the right to instruct the Committee to direct the Trustee in writing to invest his Account in one or more separate investment funds, provided, however, that if any Participant fails to make a direction pursuant to this Article as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested in the money market fund. Such directed investment Account shall be valued separately by the Trustee under the provisions of Article 7.

                                     13-2

                (c)  Committee To Establish Rules
                     ----------------------------

                     The Committee may at any time make such uniform and nondiscriminatory rules as it determines necessary regarding the administration of this directed investment option. The Committee shall develop and maintain rules governing the rights of Participants to change their investment directions and the frequency with which such changes can be made.

          13.7  No Loans Permitted
                ------------------

                No loans to a Participant or Beneficiary from any portion of the Participant's Account shall be permitted.

                                     13-3

                                  ARTICLE 14
                                  ----------

                                    TRUSTEE
                                    -------

          14.1  Trustee Duties
                --------------

                The duties of the Trustee shall be confined to receiving and paying funds of the Trust, safeguarding and valuing Trust assets, investing and reinvesting the Trust Funds, as provided in Article 13, and carrying out the directions of the Committee or of the investment manager if one has been appointed pursuant to Article 13.5. The directions of the Committee shall be in writing and bear the signature of one or more members designated as its authorized signator or signators, as provided in Article 12.2. The directions of an investment manager shall be in writing or in such other form as is acceptable to the Trustee. The Employer may, however, authorize the Trustee to act with respect to any specific matter or class of matters by delivering to the Trustee a certified copy of a resolution authorizing the Trustee so to act. The signature of one Trustee shall be binding upon all Co-Trustees.

          14.2  Indicia of Ownership Must Be in United States
                ---------------------------------------------

                The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the district courts of the United States, except as authorized by regulations issued by the Department of Labor.

          14.3  Permissible Trustee Action
                --------------------------

                In the discharge of its duties, the Trustee has all the powers, authority, rights and privileges of an absolute owner of the Trust Fund and, not in limitation of but in amplification of the foregoing, may (i) receive, hold, manage, invest and reinvest, sell, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust Fund; (ii) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges and register in the name of a nominee any securities in the Trust Fund; (iii) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose by judicial proceedings or otherwise or defend against the same, any obligations or claims in favor of or against the Trust Fund; (iv) exercise options, employ agents; and, (v) whether herein specifically referred to or not, do all such acts, take all such actions and proceedings and exercise all such rights and privileges as if the Trustee were the absolute owner of any and all property in the Trust Fund. The Trustee has no authority or duty to determine the amount of the Employer contribution or to enforce the payment of any Employer contribution to it.

                                     14-1

          14.4  Trustee's Fees For Services and Advisors Retained
                -------------------------------------------------

                The Trustee's fees for its services as Trustee shall be an amount mutually agreed upon by the Employer and the Trustee, and such fees may be paid by the Trust Fund or by the Employer, with the exception that individual Trustees shall serve without compensation for their service as such. However, with the approval of the Employer, the Trustee may from time to time or on a continuing basis, retain such agents or advisors, including specifically accountants, attorneys, investment counsel and administrators, as they consider necessary to assist them in the proper performance of their duties. The expenses of such agents or advisors and all other expenses of the Trustee shall be paid by the Trust or by the Employer. If such expenses remain unpaid by the Employer for a period of 60 days after an appropriate billing is mailed by the Trustee to the Employer, the Trustee shall be entitled to charge such fees and expenses to the Trust Fund.

          14.5  Annual Accounting and Asset Valuation
                -------------------------------------

                Within 60 days or within a reasonable period following the close of each Fiscal Year, the Trustee shall render to the Employer an accounting of its administration of the Trust during the preceding year. The Trustee shall also report to the Committee regarding determinations of the value of the Trust Fund, as provided in Articles 7.1 and 7.2. Notwithstanding any other provisions of this Agreement, if the Trustee finds that the Trust Fund consists, in whole or in part, of property not traded freely on a recognized market or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, the Trustee shall request the Committee to instruct the Trustee as to the fair market value of such property for all purposes under the Plan and Trust Agreement. In such event, the fair market value placed upon such property by the Committee in its instructions to the Trustee shall be conclusive and binding. If the Committee shall fail or refuse to instruct the Trustee as to the fair market value of such property within a reasonable time after receipt of the Trustee's request so to do, the Trustee shall take such action as is required to ascertain the fair market value of such property including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value so determined shall be conclusive and binding.

          14.6  Trustee Removal or Resignation
                ------------------------------

                The Trustee may resign at any time upon 30 days written notice to the Employer and the Committee or such shorter period as may be agreeable to the Employer. Upon receipt of instructions or directions from the Employer or the Committee with which the Trustee is unable or unwilling to comply, the Trustee may resign upon written notice to the Employer and the Committee, given within a reasonable time under the circumstances then prevailing. After its resignation, the Trustee shall have no liability to the Employer, the Committee, or any person interested herein for failure to comply with any instructions or directions. The Employer may remove the Trustee without cause at any time upon 30 days written notice. In case of resignation or removal of the Trustee, the Trustee shall have the right of a settlement of its accounts, which may be made at the option of the Trustee, either by judicial settlement in an action in a court of competent jurisdiction or by agreement of set-

                                     14-2
tlement between the Trustee and the Employer. The Trustee shall not be required to transfer assets of the Trust Fund to a successor Trustee under Article 14.8 or otherwise until its accounts have been settled.

           14.7   Approval of Trustee Accounting
                  ------------------------------

                  The written approval of any Trustee accounting by the Employer or Committee shall be final as to all matters and transactions stated or shown therein and binding upon the Employer, Committee, and all persons who then shall be or thereafter shall become interested in this Trust. Failure of the Employer or Committee to notify the Trustee of its disapproval of an accounting within 90 days after it has been received shall be the equivalent of written approval.

           14.8   Trust Not Terminated Upon Trustee Removal or Resignation
                  --------------------------------------------------------

                  Resignation or removal of the Trustee shall not terminate the Trust. If the Trustee has died, resigned or been removed, the Employer shall appoint a successor Trustee. In the event of the death, resignation or removal of a Trustee and the failure of the Employer to appoint a successor within 30 days as herein provided, the remaining Trustees may by unanimous vote either select a successor Trustee or choose to function without filling such vacancy. Any such successor Trustee shall have all the powers and duties herein conferred upon the former Trustee. The title to all Trust property shall automatically vest in a successor Trustee without the execution or filing of any instrument or the doing of any act, but the former Trustee shall, nevertheless, execute all instruments and do all acts which would otherwise be necessary to vest such title in any successor. The appointment of a successor Trustee may be effected by amendment to this Trust Agreement or by a board resolution of the Employer, with the agreement of the successor Trustee to act as such being evidenced by its execution of such amendment or acceptance of such board resolution.

           14.9   Trustee May Consult With Legal Counsel
                  --------------------------------------

                  The Trustee may consult with legal counsel (who may or may not be counsel to the Employer) concerning any question which may arise with reference to its duties under this Agreement.

           14.10  Trustee Not Required to Verify Identification or Addresses
                  ----------------------------------------------------------

                  The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing address of any person entitled to benefits are certified by the Committee. In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of benefits until such dispute has been determined by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

           14.11  Individual Trustee Rules
                  ------------------------

                  The action of individual Trustees shall be determined by the vote or other affirmative expression of the majority thereof, and they shall designate one of their members to keep a record of their decision on matters to be determined hereunder and of all dates, documents and other matters pertaining to their

                                     14-3
administration of this Trust. However, no Trustee who is a Participant shall vote on any action relating specifically to himself, and in the event the remaining Trustees by majority vote thereof are unable to come to a determination of any such question, the matter shall be decided by the Employer.

          14.12  Indemnification of Trustee and Insurance
                 ----------------------------------------

                 To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and to hold harmless the Trustee, individually and collectively, against any liability whatsoever for any action taken or omitted by such Trustee in good faith in connection with this Plan and Trust or duties hereunder and for any expenses or losses for which the Trustee may become liable as a result of any such actions or non-actions unless resultant from willful misconduct. The Employer may purchase insurance for the Trustees to cover any of their potential liabilities with regard to the Plan and Trust.

                                     14-4

                                  ARTICLE 15
                                  ----------

                       AMENDMENT, TERMINATION AND MERGER
                       ---------------------------------

          15.1  Trust is Irrevocable
                --------------------

                The Trust shall be irrevocable but shall be subject to amendment and termination as provided in this Article 15.

          15.2  Employer May Amend Trust Agreement
                ----------------------------------

                The Employer reserves the right to amend this Trust Agreement to any extent and in any manner that it may deem advisable by action of the Employer. The Employer, the Trustee, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:

                (1) Cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries except as permitted by ERISA;

                (2) Change the duties or liabilities of the Trustee without its written assent to such amendment;

                (3) Adversely affect the then accrued benefits of any Participants; or

                (4) Eliminate an optional form of distribution for Account balances accrued before such amendment, except as allowed under the Code.

          15.3  Employer May Terminate Plan or Discontinue Matching and Profit
                --------------------------------------------------------------
                Sharing Contributions
                ---------------------

                The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that it will be able to make its matching and profit sharing contributions indefinitely, but the Employer shall be under no obligation to continue its matching or profit sharing contributions or to maintain the Plan for any given length of time and may, in its sole discretion, completely discontinue its matching or profit sharing contributions or terminate the profit sharing and/or salary deferral portion of the Plan at any time without any liability whatsoever. In the event of the earlier of (1) the termination of the Plan, or (2) the complete discontinuance of matching and profit sharing contributions hereunder, the full value of the applicable Accounts of all Participants of the terminated portion or portions of the Plan shall become fully vested and nonforfeitable. In the event of partial termination of the Plan, the full value of the applicable Accounts of the Participants involved in the partial termination shall become fully vested and nonforfeitable.

                                     15-1

          15.4  Timing of Plan Termination
                --------------------------

                The Plan shall terminate:

                (a)    By Written Notice
                       -----------------

                       Upon the date specified in a written notice of such termination, executed by the Employer and delivered to the Trust; or

                (b)    Purpose of Trust Accomplished
                       -----------------------------

                       Upon the earlier of (i) the complete accomplishment of all purposes for which the Plan was created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution of the Trust Agreement. However, if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall continue until the complete accomplishment of all the purpose for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.

          15.5  Action Required Upon Plan Termination
                -------------------------------------

                Upon the termination of this Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee and agents of the Committee, the Trust assets and all Participants' Accounts shall be revalued according to the procedures provided in Article 7. Limitation Accounts held pursuant to Article 5 shall be allocated as of the date the Plan is terminated in accordance with Articles 4 and 5. The Trustee shall hold and distribute such Accounts as directed by the Committee in accordance with the provisions of Article 9. Upon such termination, if the Employer has ceased to exist, all rights, powers, and duties to be exercised or performed by the Employer shall thereafter be exercised or performed by the Committee, including the filling of vacancies on the Committee and the amending of the Plan. In the event the Committee is unable to perform, all rights, powers and duties shall be performed by the Trustee.

          15.6  Nonreversion Of Assets
                ----------------------

                Except as provided in Articles 4.3(c), in no event shall any part of the principal or income of the Trust revert to the Employer or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

          15.7  Merger or Consolidation Cannot Reduce Benefits
                ----------------------------------------------

                In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan, to any other plan unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.

                                     15-2

                                  ARTICLE 16
                                  ----------

                                  ASSIGNMENTS
                                  -----------

          16.1  No Assignment
                -------------

                Except as provided below, the interest herein, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

          16.2  Qualified Domestic Relations Order Permitted
                --------------------------------------------

                The provisions of Article 16.1 above shall not prevent the creation, assignment or recognition of any individual's right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (QDRO).

                (a)  Not All Domestic Relations Orders Qualify as QDROs
                     --------------------------------------------------

                     The Committee shall establish reasonable procedures to determine whether a domestic relations order is a QDRO and to administer distributions under a QDRO. If any domestic relations order is received by the Plan, the Committee shall promptly notify the Participant and each Alternate Payee that the order has been received, and shall determine within a reasonable period after receipt of the order whether it is a QDRO and notify the Participant and each Alternate Payee of the Committee's determination.

                (b)  Payments May Occur Before Termination of Service
                     ------------------------------------------------

                     The Plan may make benefit payments to an Alternate Payee under a QDRO before the Participant's termination of Service if such payments are made on or after the earlier of (i) the date specified in the QDRO; (ii) the earliest date on which the Participant is entitled to a distribution under the Plan; or (iii) the later of (A) the Participant's 50th birthday, or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service; in accordance with applicable law or regulations.

                (c)  Separate Accounting of Alternate Payee's Account
                     ------------------------------------------------

                     During any period in which the issue of whether a domestic relations order is a QDRO is being determined by the Committee, a court of competent jurisdiction or otherwise, the Committee shall separately account for (herein referred to as "the separate amounts") the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a QDRO. If the order, or a modification of the order, is determined within the 18 month period described herein to be a QDRO, the Committee shall pay the separate amounts (as adjusted by attributable investment income or loss), in accordance with the Plan's

                                     16-1
provisions, to the entitled individual(s). If, within the 18 month period described herein, the order is determined not to be a QDRO or its status as a QDRO is not resolved, the Committee shall return the separate amounts (as adjusted by attributable investment income or loss) to his Account; or if applicable, the Committee shall pay such separate amounts to the individual(s) who would have been entitled to receive such amounts absent such order. Any determination that an order is a QDRO made after the close of the 18-month period described herein shall be applied prospectively only. For purposes of this Article 16.2(c), the 18-month period shall be the 18-month period beginning With the date on which the first payment would be required to be made under the QDRO.

              (d) Consent Requirements
                  --------------------

                  Except as otherwise provided in a QDRO, payments made to an Alternate Payee shall not be subject to (1) Spousal Consent, or (2) consent of the Alternate Payee.

              (e) Committee Delegates Responsibility to Trustee
                  ----------------------------------------------

                  The Committee shall direct that payments under a QDRO be made by the Trustee. The Committee may delegate to the Trustee the responsibility for income tax withholding with regard to an Alternate Payee.

                                     16-2

IN WITNESS WHEREOF, the Employer and the Trustee have caused this Agreement to
be executed by their respective duly authorized parties on this   20th   day
                                                                --------
of   October, 1993.
   ---------  ----

                                    CIVICBANK OF COMMERCE
                                    (Employer)


                                    By /s/ Dennis M. Fitzpatrick
                                      -----------------------------------------

                                    By /s/ Martha F. Perry
                                      -----------------------------------------


                                    BARCLAY SIMPSON
                                    DENNIS M. FITZPATRICK
                                    MARTHA F. PERRY
                                    WILLIAM E. BROWN
                                    HERBERT C. FOSTER
                                    (Trustees)


                                    By /s/ Barclay Simpson
                                      -----------------------------------------

                                    By /s/ Dennis M. Fitzpatrick
                                      -----------------------------------------

                                    By /s/ Martha F. Perry
                                      -----------------------------------------

                                    By
                                      -----------------------------------------

                                    By /s/ Herbert C. Foster
                                      -----------------------------------------

APPROVED AS TO FORM:


/s/ Roger L. Aikin
----------------------------------
Attorney for CivicBank of Commerce